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Freeport-McMoRan Announces Agreement to
Sell a 13% Interest in Morenci Mine for $1.0 Billion in Cash

PHOENIX, AZ, February 15, 2016 - Freeport-McMoRan Inc. (NYSE: FCX) announced today that it has entered into a definitive agreement to sell a 13 percent ownership interest in its Morenci unincorporated joint venture to Sumitomo Metal Mining Co., Ltd. (SMM) for $1.0 billion in cash.
Richard C. Adkerson, FCX’s President and Chief Executive Officer, said: “We are pleased to expand our partnership at Morenci with Sumitomo. This transaction represents an important initial step toward our objective to accelerate debt reduction and restore our balance sheet, while retaining a portfolio of high quality assets and resources.”
Mr. Adkerson continued: “Our Morenci partnership with Sumitomo was first established 30 years ago and both companies are confident of the operation’s long-term future. With its long-lived reserves, substantial resource position, attractive cost structure and best in class operating team, the Morenci joint venture is positioned to be a continuing strong contributor to the success of FCX and Sumitomo.”
The Morenci unincorporated joint venture is currently owned 85 percent by FCX and 15 percent by Sumitomo Metal Mining Arizona Inc. (SMMAz is owned 80 percent by SMM and 20 percent by Sumitomo Corporation). Following completion of the transaction, the joint venture will be owned 72 percent by FCX, 15 percent by SMMAz, and 13 percent by an affiliate that is fully owned by SMM.
As of December 31, 2015, FCX’s 85 percent share of consolidated recoverable reserves totaled 12.0 billion pounds of copper and its 85 percent share of 2015 production approximated 900 million pounds of copper. In 2015, FCX’s 85 percent share of Morenci revenues totaled $2.2 billion and production and delivery costs totaled $1.5 billion.
The transaction is expected to close in mid-2016, subject to regulatory approvals and customary closing conditions. FCX expects to use the proceeds to repay borrowings under its bank term loan and revolving credit facility.
FCX expects to record an approximate $550 million gain on the transaction. FCX expects to use losses to offset cash taxes on the transaction.
FCX is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world's largest publicly traded copper producer.
FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; the Tenke Fungurume minerals district in the DRC; and significant U.S. oil and natural gas assets in the Deepwater GOM, onshore and offshore California and in the Haynesville natural gas shale, and a position in the Inboard Lower Tertiary/Cretaceous natural gas trend onshore in South Louisiana.

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Cautionary Statement Regarding Forward-Looking Statements:  This press release contains forward-looking statements, which are all statements other than statements of historical facts, such as expectations related to completion of the pending transaction. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include the ability of the parties to secure regulatory approvals, satisfy closing conditions and consummate the pending transaction and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX's subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward looking statements.
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